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                           DIABETIC SUPPLIES AGREEMENT


THIS AGREEMENT is entered into by and between Certified Medical Supplies, Inc., a Delaware corporation, Certified Diabetic Supplies, Inc. (both referred to herein as "CDS"), a Delaware corporation, and, Benefit Plan Administrator, Inc.
(BPA), a New York corporation.

Whereas, BPA desires to engage CDS to provide diabetic supplies to Participants in Plans, and CDS agrees to accept the engagement and provide diabetic supplies to Participants.

Both parties agree as follows:

                                 I. DEFINITIONS

1.1. Co-insurance or Co-payment means an amount a Participant is required to pay to a Participating Provider for Covered Diabetic Supplies under a Participant's Plan. Co-insurance is calculated as a percentage of the contracted Reimbursement Rate of such services.

1.2. Covered Diabetic Supplies means those Medically Necessary diabetic supplies as described by a Plan which CDS will provide to Participants in accordance with the terms and conditions set forth in this Agreement. Except as may otherwise be provided in this Agreement, diabetic supplies which are not Medically Necessary are not Covered Diabetic Supplies.

1.3. Deductible means the amount a Participant must pay before a Client will make any payments under the terms of a Plan.

1.4. Insurer means an insurance company providing health insurance or an employer providing health benefits through an employee benefit plan which has contracted with BPA to use the managed care network provided by BPA.

1.5. Medically Necessary means necessary as certified or prescribed by a physician to treat and/or monitor diabetes.

1.6. Participant means an enrolled employee, beneficiary or insured or the enrolled eligible spouse or dependent of the employees who is entitled to receive benefits provided under a Plan.

1.7. Participating Provider means any physician, hospital, vendor or other health care provider who has entered or will enter into a contractual agreement, either directly or indirectly, to participate in the BPA network.

1.8. Plan means the written health benefit plan, service or product which is either insured, administered, underwritten, provided by, associated with or offered by a Client. The Medical Plan includes the terms and provisions of the health benefit plan and any schedule of benefits or riders or other official attachments to it.



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1.9.   Reimbursement Rate means the rate for medical services negotiated between
       CDS and BPA and incorporated into this Agreement as Exhibit A.

1.10. Utilization Review means the written procedures and criteria used to determine whether the medical care, goods and services ordered for or provided to Participants are Medically Necessary.

                               II. CDS OBLIGATIONS

CDS shall:

2.1. Comply with the Utilization Review requirements communicated by BPA and accept as payment in full from BPA for all Covered Diabetic Supplies rendered pursuant to this Agreement the Reimbursement Rate.

2.2. Provide services for Participants even though there may be liability to another party; shall bill the appropriate responsible party; shall provide information to BPA to enable BPA to pursue other responsible parties; and shall provide to BPA, upon request, a summary of all co-payments, all Coordination of Benefit revenues and any other revenues CDS receives from Participants or on behalf of Participants from any person or party other than BPA; and

2.3. Be properly certified as a durable medical equipment supplier for the Medicare program. Furthermore, CDS shall at all times abide by and conform to all applicable laws, statutes, rules, regulations, orders, of whatever nature.

                                  III. PRICING

3.1.     [Section deleted in entirety.]

3.2. Reimbursement Rate. The Reimbursement Rate as set forth in Exhibit A is based upon the Health Care Financing Administration's ("HCFA") periodically published list of acceptable prices. If, during the term of this Agreement, HCFA's published rate for diabetic supplies changes, then Exhibit A will be amended to reflect those new rates.

                               IV. ADMINISTRATION

4.1.     Participant Status.

         a. CDS is responsible for verifying a person's status as a Participant under a Plan in accordance with BPA procedures communicated to CDS by BPA. BPA shall maintain updated Participant status files and shall verify Participant status by telephone during regular business hours.

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         b.       If an individual is no longer a Participant, it is BPA's
                  responsibility to inform CDS of such individual's change in status not less than 30 days prior to the effective date of such a change.

4.2.     Billings.

         a. The Plan is solely responsible for all payments due to CDS for Covered Diabetic Supplies. Any Co-payments, Co-insurance and/or Deductibles, as specified in the Plan, shall be paid by Participants directly to CDS.

         b. CDS will not bill, charge, collect a deposit from, seek compensation from, seek remuneration from, surcharge or have recourse against Participants, except for expenses which are not for Covered Diabetic Supplies and except for Co-insurance, Co-payments and/or Deductibles as specified in the Plan or as otherwise permitted for Coordination of Benefits. This Section shall survive termination of this Agreement, regardless of the cause of termination, and shall be construed to be for the benefit of the Participants. This provision supersedes any oral or written agreement, hereinafter entered into between CDS and Participant or persons acting on Participant's behalf, insofar as such agreement related to payment for services provided under the terms and conditions of this Agreement.

         c. CDS shall bill BPA for Covered Diabetic Supplies supplied to Participants on a UB-92/HCFA 1500 billing form, or CDS shall bill BPA electronically using a system agreed upon by the parties. CDS shall provide such information as BPA may reasonably require and communicate to CDS from time to time for the processing of claims. BPA shall make payment for Covered Diabetic Supplies to CDS within thirty (30) days of receipt of a complete and accurate claim.

         d. CDS agrees to submit claims to BPA for Covered Diabetic Supplies provided to Participants no later than ninety (90) days following the delivery of such diabetic supplies. In the event CDS is unable to submit claims within the time specified herein because of circumstances beyond CDS's control or due to BPA's status as a secondary payor, the time for submission of such claims shall be extended as is reasonably necessary.

         e. When Client, under the applicable Plan, is the primary payor under the appropriate Coordination of Benefit rules, BPA shall pay the amounts due under this Agreement reduced by Co-payments, Co-insurance and/or Deductibles. When Client is not the primary payor under the appropriate Coordination of Benefit rules, CDS shall submit its bill to the primary payor, and BPA shall pay only those amounts which, when added to amounts received by CDS from other sources pursuant to the appropriate Coordination of Benefit rules, equal one hundred (100%) of the amount CDS is due in accordance with the Reimbursement Rates established by this Agreement.


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         f.       CDS shall submit bills to BPA at the address set forth in
                  Section 8.8 hereof.

4.3.     Record Keeping

         a. CDS shall maintain complete and accurate books and records of all transactions subject to this Agreement. These books and records shall be maintained in accordance with prudent standards of record keeping and with all applicable professional rules and state and federal laws and regulations.

         b. BPA and its employees or authorized representatives shall have continuing access to audit and copy all such files and records of its Participants or pertaining to this Agreement. The right to have access to CDS's records shall be subject to all applicable laws and regulations concerning confidentiality of records. Such audits and copying shall be conducted during regular business hours and at BPA's expense, after reasonable notice to CDS.

         c. CDS and BPA agree that the data and information collected with respect to the CDS, a Plan and/or a Participant shall be kept in confidence and will not be disclosed in an identifiable form except to parties authorized through function of law or through specific release by the Participant and CDS.

4.4. Use of Name. BPA may use CDS's name and list the supplies offered by CDS in publications to inform current and potential Participants of CDS's participation. CDS may publicize its association with BPA. Neither CDS nor BPA shall use any advertisement and/or other printed materials which includes the other's name or which described or referred to the other's products, unless such advertisement has been approved in writing by the other party in advance of its use or distribution.

                              V. UTILIZATION REVIEW

BPA and CDS acknowledge that Utilization Review and patient management services are integral parts of some of the Plans and agree as follows:

5.1. BPA or its designee shall perform Utilization Review for services provided by Participating Providers.

5.2. Utilization Review certification and/or identification of benefits does not guarantee or confirm benefits. Benefits are subject to Participant eligibility at the time charges are actually incurred, and other terms, provisions, and exclusions of the Plan. BPA or its designee is responsible for the final determination of benefit payments to be made under a Plan.

5.3. BPA has no control over the provider-patient relationship and any final decisions regarding treatment or confinement remains with the provider and the patient.

5.4. BPA reserves the right to change, upon sixty (60) days advance written notice, the entity performing Utilization Review.


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               VI. COMPLAINTS, LITIGATION AND CONTRACTUAL DISPUTES

6.1. Arbitration. All disputes and differences between the parties on which an agreement cannot be reached will be decided by the process of binding arbitration under the rules of the American Arbitration Association, regardless of the insolvency of either party, unless the conservator, receiver, liquidator, or statutory successor is specifically exempted from an arbitration proceeding by applicable state or federal law.

6.2. Notice of Lawsuits. Immediately upon receipt, CDS shall forward to BPA any legal process to which BPA or CDS have been named as a party or which arises out of any activities subject to this Agreement. BPA is the only party to this Agreement which is authorized to defend BPA against any legal process.

6.3. Indemnification. BPA shall protect, indemnify, and hold CDS and the directors, officers, and employees of CDS harmless from and against any and all liability and expense of any kind arising from injuries or damages to persons or property in connection with this Agreement unless such liability resulted from the negligence or willful misconduct of CDS or its respective employees or agents, in the services performed by such party pursuant to this Agreement, except to the extent such damages are covered by and paid by insurance. CDS shall protect, indemnify, and hold BPA harmless from and against any and all liability and expense of any kind, arising from injuries or damages to persons or property in connection with activities undertaken pursuant to this Agreement as a result of the negligence or willful misconduct of CDS, its employees or agents, except to the extent such damages are covered by and paid by insurance.

                            VII. TERM AND TERMINATION

7.1. Term. The term of this Agreement shall end five years from the Effective Date and shall be automatically renewed for a two-year period.

7.2. Events of Default. This Agreement shall terminate immediately upon the occurrence of any of the following events:

         a. The revocation of any license or certification required to be maintained by either party under applicable federal, state or local law.

         b. The revocation of CDS's certification as a supplier under title XVII (Medicare) of the Social Security Act.

         c. Upon filing, by either party, of a petition or declaration in bankruptcy, receivership or assignment for the benefit of creditors. This paragraph shall also apply if such disability is the result of an involuntary petition or other third party suit. This paragraph may be temporarily abrogated by specific amendment to this Agreement, created and duly executed as provided for herein.



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7.3.     Termination for Breach. This Agreement may be terminated in the event of a material breach by either party, provided, however, that the breaching party shall be given thirty (30) days to cure the breach after receipt of written notice. Any written notice of termination for cause must specify the reasons and causes justifying the termination. Correction or cure of any and all potential breaches within the specified time period shall, for the purpose of this Agreement, abrogate the potential breach. The failure by either party to perform, keep or fulfill any material covenant, undertaking, obligation or condition set forth in this Agreement and the continuance of any such potential reach for a period of thirty (30) days after written notice of such failure to cure shall constitute a breach of this Agreement.

7.4. Available Remedies. Except as provided in Section 6.1, the rights granted under this Agreement shall not be in substitution of, but shall be in addition to, any and all other rights and remedies for breach of contract available to the non-breaching party under applicable law.

7.5. Rights upon Termination. Upon termination of this Agreement, the rights of each party hereunder shall terminate. However, the termination of this Agreement shall not relieve either BPA or CDS of the obligations imposed with respect to services furnished prior to the date of termination.

                             VIII. GENERAL PROVISIONS

8.1. Entire Agreement. This Agreement constitutes the entire Agreement between the parties, relating to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection with the subject matter of this Agreement.

8.2. Amendment. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by the parties to this Agreement.

8.3. Severability. If any part, term, or provision of this Agreement is held void, illegal, or unenforceable, the validity of the remaining portions or provisions will remain in full force and effect.

8.4. Mutuality of Agreement. The terms and conditions of this Agreement are mutually agreed upon and may not be construed against any party upon the ground that such party was responsible for the preparation of this Agreement or of any provision of this Agreement.

8.5. Independent Contractors. The relationship of the parties to this Agreement is that of independent contractors. Nothing herein is intended or may be construed to establish any agency, employment, partnership, or joint venture relationship between the parties. Each party shall be solely responsible for the direction, control and management of its agents and employees.



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8.6.     No Authority to Bind Other Party. Except as provided in this Agreement, neither party may act on behalf of the other party nor may either party bind or execute a release on behalf of the other party, except as authorized in writing by the other party.

8.7. Cooperation. BPA and the CDS agree to work together to market products together during the course of this Agreement.

8.8. Notice. Any notice, demand or other communication required or permitted under this Agreement shall be in writing and personally delivered or deposited in the United States Mail, first class, registered or certified mail, with postal prepaid, and addressed as follows:

           Benefit Plan Administrators, Inc.
           One Huntington Quadrangle
           Melville, NY 11747





If to CDS, addressed to:                               If to BPA, addressed to:

_____________________________                     ______________________________

_____________________________                     ______________________________

_____________________________                     ______________________________

_____________________________                     ______________________________





         or to such other persons or addresses as any party request by written notice as aforesaid. Notices shall be deemed given at the time of personal delivery or three (3) days after the date mailed in the manner set forth above.

8.9. Choice of Laws. The validity of this Agreement and of any of its terms or provisions, as well as the rights and duties of the parties hereunder, shall be interpreted and construed pursuant to and in accordance with the laws of the State of Missouri.

8.10. Waiver. Waiver by either party of any rights under the terms of this Agreement shall not be construed to operate as a waiver of any other or further rights, either under the same terms, conditions or covenants contained in this Agreement or in its Attachments.



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8.11.    No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and shall not confer any benefit upon any other legal entities or persons.

8.12. Section Headings. The section headings contained in this Agreement and the attached Exhibits are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

8.13.    Effective Date. The effective date of this Agreement is July 1, 1997.


IN WITNESS WHEREOF, the parties hereto have affixed their signatures as of the date first written above.


THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


CERTIFIED DIABETIC SUPPLIES, INC.              BENEFIT PLAN ADMINISTRATORS

By: /s/ ILLEGIBLE                              By: /S/ ILLEGIBLE
    ---------------------                          ---------------------------
Title: PRES/CEO                                Title: EXECUTIVE VICE PRESIDENT
    ---------------------                          ---------------------------

Date: 7/2/97                                   Date: 7/1/97
    ---------------------                          ---------------------------








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BPA:

         Exhibit A Reimbursement Rate Schedule

         *
--------------------

* Confidential treatment requested. Portions of this document have been omitted by blocking out the relevant text pursuant to an Application for Confidential Treatment. Such blocked out omissions have been filed separately with the Securities and Exchange Commission. The Registrant shall furnish all omitted schedules and exhibits to this document upon the request of the Securities and Exchange Commission.